SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Under Rule 14a-12


                                  DYNACARE INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:

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(2)    Aggregate number of securities to which transaction applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)    Proposed maximum aggregate value of transaction:

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(5)    Total fee paid:

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[ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

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(2)    Form, Schedule or Registration Statement No.:

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(4)    Date Filed:

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
                             DYNACARE LABORATORIES

TO:      To All Dynacare Employees

FROM:    Harvey A. Shapiro, President & CEO
         Osama I. Sherif, Executive Vice President & COO

DATE:    June 25, 2002

RE:      ACQUISITION UPDATE


Over the past two weeks, various Integration Committees, with representatives from both Dynacare and LabCorp, have continued to work on developing in-depth integration plans to be implemented after the closing.

Progress also continues on the acquisition with approval recently received from U.S. regulatory authorities. The acquisition is still subject to regulatory approval in Canada and approval of Dynacare's shareholders. Our shareholders are scheduled to meet July 24 to vote on the proposed acquisition. Accordingly, we expect the acquisition to close in the third quarter of 2002.

We want to thank all of you for your continued support and commitment to provide our clients with high quality testing and outstanding customer service.

As a reminder, Dynacare and LabCorp must continue to operate as two independent companies until the acquisition is completed. Any activity that interferes with our competition is against company policy. If you have questions regarding the integration process, please feel free to call the Dynacare Hotline at 1-800-531-0930 ext. 150. As promised, we will continue to provide you with regular updates regarding the pending acquisition.



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Security holders of Dynacare Inc. are urged to read the definitive proxy statement regarding the proposed Plan of Arrangement , which was filed with the U.S. Securities and Exchange Commission (the "SEC') and mailed to security holders by Dynacare on or about June 24, 2002. Security holders may obtain a free copy of such definitive proxy statement and other documents filed with the SEC by Dynacare, at the SEC's website at www.sec.gov. The definitive proxy statement and other documents filed by Dynacare, may also be obtained free of charge by directing a request to Dynacare Inc., 14900 Landmark Boulevard, Suite 200, Dallas, Texas 75254, attention: Zbig S. Biskup, Executive Vice President and Chief Financial Officer and Secretary.

Dynacare and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Dynacare in favor of the transaction. The directors and executive officers of Dynacare and their beneficial ownership of Dynacare common stock as of June 18, 2002 are set forth in the definitive proxy statement regarding the proposed Plan of Arrangement filed with the SEC by Dynacare on June 24, 2002.